COMMERCIAL ASSOCIATION OF REALTORS® PORTLAND/VANCOUVER

PURCHASE AND SALE AGREEMENT AND RECEIPT FOR EARNEST MONEY
(Washington-Commercial Form)

  Dated:  December 24, 2009

BETWEEN:	MERIDIAN VALLEY PROPERTIES, LLC	("Seller")

AND:	RETAIL OPPORTUNITY INVESTMENTS CORP.,

a Delaware corporation	("Buyer")

Buyer agrees to buy and Seller agrees to sell, on the following terms and conditions, the real property and all improvements thereon (including an approximately 51,566 square foot shopping center (the "Property") commonly known as the Meridian Valley Plaza, located at 13304 SE 240th Street in Kent, Washington.  The legal description of the Property for this transaction shall be the legal description contained in the Preliminary Commitment (defined below), subject to Buyer’s and Seller’s reasonable approval.  The Property also includes all personal property related to the use or operation of the Property (the “Personal Property”).

1. Purchase Price.  The total purchase price is a sum equal to (a) SEVEN MILLION ONE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($7,110,000.00), payable as follows:  At closing, Buyer will assume Seller’s obligations on an existing loan with an interest rate of five and one-half percent (5.50%) per annum secured by the Property with a total current balance of approximately ONE MILLION SEVEN HUNDRED FIFTY-EIGHT THOUSAND AND NO/100 DOLLARS ($1,758,000.00) (the “Assumed Loan”).  The total balance of the Assumed Loan shall be applied to the purchase price, and Buyer will pay the remainder of the cash purchase price, that is, approximately FIVE MILLION THREE HUNDRED EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($5,385,000.00), at closing.

2. Earnest Money Receipt.  Within three (3) days after mutual execution of this Agreement (the “Execution Date”), Buyer shall deposit with the Title Company (defined below) the sum of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00) as earnest money (the "Earnest Money") in the form of

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☒ cash or ☐check or opromissory note not to exceed 5% of the purchase price.  Upon removal of the conditions referred to in Section 3, the Earnest Money shall be increased to THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) and shall be non-refundable except as otherwise provided in this Agreement.  If the Earnest Money is in the form of a promissory note, it is due and payable: ono later than 5 PM Pacific Time one day after execution of this Agreement by Buyer and Seller or oupon satisfaction or waiver by Buyer of the conditions to Buyer's obligation to purchase the Property set forth in this Agreement or oother: ____________________________________________________________.  If the Earnest Money promissory note is not redeemed and paid in full when due, then (i) the Earnest Money promissory note shall be delivered and endorsed to Seller (if not already in Seller’s possession), (ii) Seller may collect the Earnest Money from Buyer, either pursuant to an action on the promissory note or an action on this Agreement, and (iii) this Agreement shall be of no further force or effect.  The Earnest Money shall be deposited with First American Title Insurance Company of Oregon, (the "Title Company") at the following branch:  200 SW Market Street, Suite 250, Portland, Oregon 97201, Attn: Rachael Bushnell.  The Earnest Money shall be applied to the payment of the purchase price for the Property at closing.  The Earnest Money shall be deposited in an interest bearing account.  Any interest earned on the Earnest Money shall be considered to be part of the Earnest Money.  The Earnest Money shall be returned to Buyer in the event any condition to Buyer's obligation to purchase the Property shall fail to be timely satisfied or waived by Buyer or in the event this transaction fails to close as a result of a casualty, condemnation or default by Seller hereunder.

3. Conditions to Purchase.

(a)              Buyer's obligation to purchase the Property is conditioned on the following:  (a) Buyer’s satisfaction with the Property and Buyer’s financing, including without limitation the terms and conditions of Seller’s loan to be assumed by Buyer, (b) the approval of Seller’s lender to Buyer’s assumption of the Seller’s loan on terms acceptable to Buyer in Buyer’s sole discretion, and (c)  Buyer's review and approval of Seller’s Documents (as defined in Section 5 below) and approval of the results of its property inspection described in Section 4 below. If Buyer has not given written waiver of these conditions, or stated in writing that these conditions have been satisfied, by written notice given to Seller within twenty-one (21) days after the Execution Date (the “Due Diligence

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Period”), the Agreement shall automatically terminate, and the Earnest Money shall be promptly returned to Buyer.  Seller shall reasonably cooperate and assist with obtaining the consent of its lender to such loan assumption by Buyer.  It shall be a condition to Buyer’s obligation to close this transaction that Seller shall have delivered to Buyer prior to the closing an estoppel certificate from all tenants of the Property certifying that such tenants’ leases are in full force and effect and there is no breach or default thereunder, and other information as Buyer shall reasonably require.  At all times before the Closing Date, Seller shall cooperate with Buyer in connection with obtaining governmental approvals, entitlements, consents, and permits in connection with Buyer's purchase and operation of the Property, without cost or expense to Seller.  This includes, without limitation, joining in proceedings for and/or the execution of petitions, applications, zone changes, easements, permits, approvals, conditional uses, licenses, dedications, and other land use-related matters as reasonably approved by Seller and provided that the same are not effective unless the purchase and sale closes as contemplated herein.

(b)              Seller’s obligation to sell the Property is conditioned upon being released from all liability arising under or in connection with the Assumed Loan after the Closing Date.  Buyer’s obligation to purchase the Property is conditioned on completing the assumption of the Assumed Loan at Closing.  In the event that either of these conditions is not satisfied, this Agreement shall immediately terminate and the Earnest Money shall be promptly returned to Buyer.

4. Property Inspection.  From the Execution Date through closing, Seller shall permit Buyer and its agents, at Buyer's sole expense and risk, to enter the Property, at reasonable times after reasonable prior notice to Seller and after prior notice to the tenants of the Property as required by the tenants' leases, to conduct inspections, tests, surveys and other investigations including (i) environmental review including independent third party review of any environmental and geotechnical reports provided by Seller, that is, a Phase I environmental site assessment as that term is generally used, but no drilling or other invasive action at the Property without Seller’s prior written consent, which shall not be unreasonably conditioned, delayed or denied; (ii) preparation of design, planning or density studies; (iii) third party engineering reviews, including review of building structure and mechanical systems; (iv) preparation of an independent market survey and geotechnical report; (v) review of historic preservation issues; (vi) review of City of Kent files and documents, as well as applications and correspondence (if any) of Seller with the

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City; and (vii) other matters pertaining to title, physical condition or any other aspect of the Property.  Buyer shall also have the right to discuss the Property and this Agreement with third parties, including lenders, contractors and governmental officials and representatives.  Buyer shall indemnify, hold harmless, and defend Seller from all liens, costs, and expenses, including reasonable attorneys' fees and experts' fees, arising from or relating to Buyer's entry on and inspection of the Property.  This agreement to indemnify, hold harmless, and defend Seller shall survive closing or any termination of this Agreement.  The Buyer and Seller understand that the information provided is confidential in nature, and the Buyer and the Seller covenant not to disclose any information the use of which in any manner may be detrimental to any party, except as reasonably necessary in connection with the transactions contemplated by this Agreement, or as required by applicable law.  Seller hereby agrees from and after the Execution Date until the Closing Date (as hereinafter defined), or the termination of this Agreement, that (i) Seller will take no action that will adversely affect title to the Property; and (ii) Seller will not enter into any written or oral contracts, leases, or agreements or amendments or modification thereto, with respect to the operation, use or occupancy of the Property without the prior written consent of Buyer.

Buyer may obtain an ALTA survey of the Property during the Due Diligence Period and Seller, without incurring any cost or expense to it, shall promptly cooperate with Buyer with regard to obtaining such survey.

Buyer, at its expense, shall be entitled to engage an environmental consultant of its choice and obtain a Phase I environmental site assessment of the Property during the Due Diligence Period, and, if recommended by such consultant, Buyer shall be entitled to obtain a Phase II environmental site assessment and perform any testing recommended in the assessment.  Seller agrees to provide Buyer and its consultant with copies of any environmental reports, assessments or other information in Seller’s possession or of which Seller has knowledge, concerning the Property, or any portion thereof, and to cooperate in the completion of Buyer’s environmental site assessment.

Buyer, at its expense, shall be entitled to engage a consultant of its choice to review and inspect the Property and all of the buildings on the Property, including, but not limited to, the structural and roof components of the buildings and compliance with building codes and the Americans With Disabilities Act.  If in the possession of Seller, Seller

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agrees to provide Buyer with as-built plans and specifications for the Property and to facilitate access to the Property by Buyer’s consultants and representatives.

5. Seller’s Documents.  Within five (5) days after the Execution Date, Seller shall deliver to Buyer, at Buyer's address shown below, legible and complete copies of the following documents and other items relating to the ownership, operation, and maintenance of the Property, to the extent now in existence and to the extent such items are within Seller's possession or control (“Seller’s Documents”):

(a) Real and personal property tax bills for the most recent tax year.

(b) All environmental reports, studies and assessments concerning the Property.

(c) All soils, geotechnical, drainage, seismological, and engineering reports, studies and assessments concerning the Property.

(d) Any CC&R’s or other agreements relating to all of any portion of the Property.

(e) All tenant leases and any amendments thereto (the “Leases”) along with copies of any tenant financial statements, and a current rent roll for the Property.

(f) Operating statements, copies of sales reports and CAM details for the Property for the years 2006, 2007, 2008 and 2009 to date.

(g) All certificates of occupancy for the Property.

(h) All construction and equipment warranties.

(i) All documents related to Seller’s loan on the Property.

In the event Seller does not deliver the foregoing documents within the five (5) day period, the Due Diligence Period shall be extended one day for each day that Buyer has not received all of the foregoing documents.

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6. Title Insurance.  Within five (5) days after the Execution Date, Seller shall deliver to Buyer a preliminary title report from the Title Company (the "Preliminary Commitment"), together with complete and legible copies of all documents shown therein as exceptions to title, showing the status of Seller's title to the Property.  Buyer shall have ten (10) days after receipt of a copy of the Preliminary Commitment within which to give notice in writing to Seller of any objection to such title or to any liens or encumbrances affecting the Property.  Within five (5) days after the date of such notice from Buyer, Seller shall give Buyer written notice of whether it is willing and able to remove the objected-to exceptions.  Within five (5) days after the date of such notice from Seller, Buyer shall elect whether to purchase the Property subject to the objected-to exceptions which Seller is not willing or able to remove or terminate this Agreement.  On or before the Closing Date (defined below), Seller shall remove all exceptions to which Buyer objects and which Seller agrees Seller is willing and able to remove.  Excepting the loan to be assumed by Buyer described in Section 1 above, Seller agrees to remove all exceptions to title that consist of monetary liens against the Property, including, but not limited to, mortgages, trust deeds, delinquent taxes and assessments, federal and state tax liens, judgments, equitable liens and other exceptions of a similar nature unless Buyer has agreed to assume such exceptions.  All remaining exceptions set forth in the Preliminary Commitment and agreed to by Buyer shall be "Permitted Exceptions."  The title insurance policy to be delivered by Seller to Buyer at closing shall contain no exceptions other than the Permitted Exceptions and the usual preprinted exceptions in an ALTA owner's standard form title insurance policy, unless Buyer purchases extended coverage, in which event, such preprinted exceptions shall be deleted from the title insurance policy.

7. Default, Remedies. If the conditions, if any, to Buyer's obligation to close this transaction are timely satisfied or waived by Buyer and Buyer nevertheless fails, through no fault of Seller, to close the purchase of the Property, Seller's sole remedy shall be to retain the Earnest Money paid by Buyer.  In the event Seller defaults in its obligation to close under this Agreement, Buyer shall be entitled to (i) the return of the Earnest Money and (ii) pursue any remedies provided for in this Agreement as well as any remedies available at law or in equity, including without limitation, the remedy of specific performance.

8. Closing of Sale.  Within seven (7) days after the expiration of or Buyer’s waiver of the Due Diligence Period or as soon as possible thereafter to allow Buyer’s assumption of the Assumed Loan, the sale shall be closed

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in escrow at the Title Company (the “Closing Date”), provided Seller shall have performed all of Seller’s obligations set forth in the Agreement up through Closing Date.  If Seller’s lender is not ready, willing and able to allow Buyer to assume Seller’s loan referenced in Section 1 above within thirty (30) days after the expiration of or Buyer’s waiver of the Due Diligence Period, Buyer shall have the right to terminate this transaction at any time thereafter by written notice to Seller in which event all Earnest Money shall be immediately refunded to Buyer.  The sale shall be "closed" when the document conveying title and the documents evidencing the loan assumption are recorded and funds are disbursed to Seller.  At closing, Buyer and Seller shall deposit with the Title Company all documents and funds required to close the transaction in accordance with the terms of this Agreement.  At closing, Seller shall deliver a certification in a form reasonably approved by Buyer that Seller is not a "foreign person" as such term is defined in the Internal Revenue Code and the Treasury Regulations promulgated under the Internal Revenue Code.  If Seller is a foreign person and this transaction is not otherwise exempt from FIRPTA regulations, the Title Company shall be instructed by the parties to withhold and pay the amount required by law to the Internal Revenue Service.  At closing, Seller shall convey fee simple title to the Property to Buyer by statutory warranty deed subject only to the Permitted Exceptions (the "Deed").  At closing, Buyer and Seller shall each also execute and deliver an Assignment and Assumption of Leases, and an Assignment and Assumption of Contracts related to the Property for those contracts that Buyer chooses to assume.  Seller shall also deliver to Buyer a Bill of Sale conveying to Seller all Personal Property and warranties related to the use and operation of the Property free and clear of all liens, claims, and encumbrances.  The form of each of these Assignment and Assumption agreements and the Bill of Sale reasonably drafted and consistent with this Agreement shall be agreed upon by Buyer and Seller during the Due Diligence Period.  At closing, Seller shall pay for and deliver to Buyer a standard form owner's policy of title insurance in the amount of the purchase price insuring fee simple title to the Property in Buyer subject only to the Permitted Exceptions and the standard preprinted exceptions in a standard form policy.  Buyer may obtain an extended ALTA owner’s policy, with such endorsements as Buyer may require at Buyer’s cost, plus payment by Buyer of any survey or other associated cost, and Seller shall execute an owners title affidavit reasonably satisfactory to Seller to facilitate the issuance thereof.  In such event, the preprinted standard exceptions for a standard owner’s policy shall be removed from such title policy.

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9. Closing Costs, Prorates.   Seller shall pay the premium and any sales tax on the premium for the title insurance policy that Seller is required to deliver pursuant to the above paragraph.  Seller and Buyer shall each pay one-half of the escrow fees and applicable sales tax charged by the Title Company.  Seller shall pay any loan assumption fees of Seller’s lender, and Seller shall pay any other fees and charges assessed by its lender in connection with the assumption of the Assumed Loan.  Seller shall pay an existing loan on the Property from Columbia Bank, which currently has a balance of approximately ONE HUNDRED TEN THOUSAND AND NO/100 DOLLARS ($110,000.00).  Seller shall deliver to escrow prior to closing a Real Estate Excise Tax Affidavit and shall pay any applicable real estate excise tax and transfer taxes.  Real property taxes for the tax year in which the transaction is closed, assessments (if a Permitted Exception), personal property taxes, rents on existing tenancies paid for the month of closing, interest on assumed obligations, and utilities shall be prorated as of the Closing Date.  Prepaid rents, security deposits, and other unearned refundable deposits regarding the tenancies shall be assigned and delivered to Buyer at closing.  The Property ☐does ☒does not qualify for a special tax assessment or deferral program as follows:
____________________________________________________________________________________________ ____________________________________________________________________________________________
___________________________________________________________________________________________.

☐Seller ☐Buyer ☒N/A shall be responsible for payment of all taxes, interest, and penalties, if any, upon removal of the Property from such special assessment or program.  ☐Prior to closing, Buyer shall sign the Notice of Continuation on the Real Estate Excise Tax Affidavit or otherwise file for continuation of the specified assessment or program to avoid removal of the Property upon closing of the sale.

10. Possession.  Buyer shall be entitled to exclusive possession (subject to the Leases and Permitted Exceptions of the Property ☒ on the Closing Date or ☐___________________________________________ ___________________________.

11. Representations and Warranties.  Except as disclosed to or known by Buyer prior to the satisfaction or waiver of the conditions or contingencies stated in Sections 3(a) and 4 above, including in the books, records, and

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documents made available to Buyer, or in the title report or any supplemental report or documents referenced therein, Seller represents and warrants that, to the best of Seller's actual knowledge,

(a) Seller has the authority to enter into this Agreement and, subject to the provisions of this Agreement, to consummate or cause to be consummated the transactions contemplated herein to be made by Seller.  The person signing this Agreement on behalf of Seller is authorized to do so.

(b) Seller is, or on the Closing Date shall be, the sole owner of the entire right, title and interest in and to the Property, subject to the Leases and the Permitted Exceptions.

(c)  There are no hazardous materials on the Property or current violations of Environmental Laws with respect to the Property.

(d) There are no agreements or contracts, whether written or oral, express or implied, for lease or purchase of all or a portion of the Property to which Seller is a party; except for the tenants occupying buildings B and C on the Property which have certain purchase rights with respect to their buildings.

(e) Seller has received no written notice of any violation (nor, to Seller’s actual knowledge, without independent investigation or duty to investigate, is the Property in violation) of any applicable law, ordinance, order or regulation of any governmental or quasi-governmental agency having jurisdiction over the Property or any portion thereof.

(f) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending against Seller.

(g) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, or applicable Washington law.

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(h) There are no options to purchase (except as noted in item (d) above) or options to lease, or contracts for sale or management, maintenance, service or similar agreement (whether oral or written) affecting or relating to the Property, or any portion thereof, to which Seller is a party, that will survive closing.

(i) There is no litigation, claim or proceeding pending against Seller or the Property.

(j) There are no current or pending condemnation proceedings against all or any portion of the Property.  Seller has no knowledge of any plan or study by any governmental authority which in any way would materially affect the use of the Property, or any portion thereof for its intended uses or any intended public improvements which will result in any charge being levied against, or any lien assessed upon, the Property.  Seller has no knowledge of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the Property.

If prior to closing, Seller or Buyer discovers any information that would cause any of the representations or warranties above to be false or otherwise breached if the same were deemed made as of the date of such discovery, then the party discovering the same shall promptly notify the other party in writing.  If the newly-discovered information would result in costs or liability to Buyer in excess of the lesser of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) or five percent (5%) of the Purchase Price, or will materially adversely affect Buyer’s intended use of the Property, then Buyer shall have the right to terminate this Agreement and receive a refund of the Earnest Money, provided that Buyer elects to do so within five (5) days of discovering or receiving written notice of the new information.  Nothing in this paragraph shall prevent Buyer from pursuing its remedies against Seller if Seller had actual knowledge of the newly discovered information such that a representation or warranty provided for above was false or otherwise breached when made.  The parties agree that in all events Seller’s liability on any claim by Buyer for breach of warranty shall be limited to those circumstances where Seller had actual knowledge of the breach at the time the warranty was made.

Risk of loss or damage to the Property shall be Seller's until closing and Buyer's at and after closing.

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Except for those representations and warranties of Seller specifically included in this Agreement: (i) Seller makes no representations or warranties regarding the Property; (ii) Seller hereby disclaims, and Buyer hereby waives, any and all representations or warranties of any kind, express or implied, concerning the Property or any portion thereof, as to its condition, value, compliance with laws, status of permits or approvals, existence or absence of hazardous material on site, dimensions, size or boundaries of the Property, zoning or the ability to develop the Property, occupancy rate or any other matter of similar or dissimilar nature relating in any way to the Property, including the warranties of fitness of a particular purpose, tenantability, habitability and use; (iii) Buyer otherwise takes the Property "AS IS," and (iv) Buyer represents and warrants to Seller that Buyer has sufficient experience and expertise such that it is reasonable for Buyer to rely on its own pre-closing inspections and investigations.

It shall be a condition of Buyer’s obligation to close, and of Seller’s right to retain the Earnest Money as of closing, that all of the Seller’s representations and warranties stated in this Agreement are materially true and correct on the Closing Date.  All representations, warranties, and indemnity and hold harmless obligations stated in this Agreement shall survive closing for a period of two (2) years.

12. Personal Property.  This sale includes the following personal property:  ☐ None or ☒ the personal property located on and used in connection with the Property and owned by Seller which Seller shall itemize in a schedule.  Seller shall deliver to Buyer such schedule within five (5) days after the Execution Date.  The parties agree that the personal property conveyed herein shall not be allocated to any of the purchase price.

13. Agency Disclosure.  At the signing of this Agreement, the Seller’s brokers are Paul Sleeth and Billy Sleeth of Colliers International.  Buyer is not represented by a broker in this transaction.  Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction.  Seller shall be solely responsible for paying its brokers in connection with this transaction pursuant to the terms of a separate agreement.  Each party will indemnify, defend, and hold the other party harmless of and from any claim for a fee or compensation by any other broker claiming by or through the indemnifying party.

14. Notices. Unless otherwise specified, any notice required or permitted in, or related to, this Agreement must be in writing and signed by the party to be bound. Any  notice or payment will be deemed given when personally

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delivered or delivered by facsimile transmission (with electronic confirmation of delivery), or will be deemed given on the day following delivery of the notice by reputable overnight courier or through mailing in the U.S. mails, postage prepaid, by the applicable party to the address of the other party shown in this Agreement, unless that day is a Saturday, Sunday, or legal holiday, in which event it will be deemed delivered on the next following business day.  If the deadline under this Agreement for delivery of a notice or payment is a Saturday, Sunday, or legal holiday, such last day will be deemed extended to the next following business day.

15. Assignment.  Buyer omay assign ☐ may not assign ☒may assign, if the assignee is an entity owned or controlled by Buyer (may not assign, if no box is checked) this Agreement or Buyer's rights under this Agreement without Seller's prior written consent.  No assignment shall relieve Buyer of its obligations under this Agreement.

16. Attorneys’ Fees.  In the event a suit, action, arbitration, or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Agreement or with respect to any dispute relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys', paralegals', accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount thereof shall be determined by the judge or arbitrator, shall include fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

17. Miscellaneous.  Time is of the essence of this Agreement.  The facsimile transmission of any signed document including this Agreement shall be the same as delivery of an original.  At the request of either party, the party delivering a document by facsimile will confirm facsimile transmission by signing and delivering a duplicate original document.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements between them with respect thereto.  Without limiting the provisions of Section 15 of this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

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The person signing this Agreement on behalf of Buyer and the person signing this Agreement on behalf of Seller each represents, covenants and warrants that such person has full right and authority to enter into this Agreement and to bind the party for whom such person signs this Agreement to the terms and provisions of this Agreement.  This Agreement shall not be recorded unless the parties otherwise agree.

18. Addendums, Exhibits.  The following named addendums and exhibits are attached to this Agreement and incorporated within this Agreement:  NONE.

19. Time for Acceptance.  [intentionally deleted]

20. Calculation of Time Periods.  Whenever a time period is set forth in days in this Agreement, the first day from which the designated period of time begins to run shall not be included.  The last day of the period so computed shall be included, unless it is a Saturday or legal holiday, including Sunday, in which event, the period runs until the end of the next day which is not a Saturday or legal holiday.

21. Execution Date.  The Execution Date is the later of the two dates shown beneath the parties' signatures below.

22. Governing Law.  This Agreement is made and executed under, and in all respects shall be governed and construed by the laws of the State of Washington.

23. Leases.  Seller shall provide Buyer with copies of all Leases, tenant correspondence and such other records and documents as Buyer deems necessary for its due diligence review of the Property.  Seller will also provide Buyer with copies of all management agreements and such other agreements and contracts pertinent to the operation of the Property.  Subsequent to the Execution Date, all leases, agreements and/or contracts entered into with respect to the Property will require Buyer’s prior, written consent and approval.

24. Property Manager.  At closing, on terms and conditions of an assignment and assumption agreement agreed upon during the Due Diligence Period, Buyer shall assume Seller’s obligations under the management agreement with the Property’s current property manager and Buyer will not terminate such agreement without cause for a

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period of twelve months after closing on the condition that such manager performs each of its obligations under such management agreement in a timely, professional and competent manner reasonably satisfactory to Buyer.

25.           Purchase Rights.  Immediately after the Execution Date, Seller shall give the tenants occupying buildings B and C on the Property all written notices to which they are entitled notifying them of and requiring such tenants to exercise or waive their purchase rights with respect to their buildings in accordance with their respective leases, and copies of such notices shall be provided to Buyer.  Seller shall exercise its best efforts to obtain and provide to Buyer during the Due Diligence Period written confirmation reasonably acceptable to Buyer executed by the tenants occupying buildings B and C that they have waived any option or other right to purchase any portion of the Property arising from or relating to this transaction (the “Waiver Confirmation”).  Unless Buyer receives the Waiver Confirmation during the Due Diligence Period, it shall be a condition to Buyer’s obligation to close this transaction that Buyer shall be satisfied, in Buyer’s sole discretion, with the status of the purchase rights held by the tenants occupying buildings B and C.

26.         Broker Disclosure.  Buyer acknowledges that Richard S. Pasko is a member of Seller and is a Washington licensed real estate broker acting in his own behalf and is or may be receiving compensation in connection with this transaction, which shall be the sole responsibility of Seller.

EACH PARTY NEEDS TO CONSULT ITS OWN ATTORNEY.  THIS DOCUMENT HAS BEEN PREPARED FOR SUBMISSION TO THE PARTY’S ATTORNEY FOR REVIEW AND APPROVAL PRIOR TO SIGNING.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE COMMERCIAL ASSOCIATION OF REALTORS® PORTLAND/VANCOUVER OR BY THE REAL ESTATE LICENSEES INVOLVED WITH THIS DOCUMENT AS TO THE LEGAL SUFFICIENCY OR TAX CONSEQUENCES OF THIS DOCUMENT.

Buyer:

RETAIL OPPORTUNITY INVESTMENTS CORP.

By: /s/ Stuart Tanz
Name: Stuart Tanz
Title: CEO
Execution Date: December 30, 2009
Office Telephone: 914-272-8080
Address: 3 Manhattanville Road
                 Purchase, NY 10577
Fax No.: 914-272-8088

Seller:

MERIDIAN VALLEY PROPERTIES, LLC

By:/s/ Richard S. Pasko
Name: Richard S. Pasko
Title:   Managing Partner
Execution Date: January 2, 2010
Office Telephone: ____________
Address: ___________________
                 ___________________
Fax No.: ____________________

© 1997 Commercial Association of REALTORS® Portland/Vancouver (Rev. 9/97)
PURCHASE AND SALE AGREEMENT AND RECEIPT OF EARNEST MONEY (WASHINGTON)

State of  New York__________)
                                                        ) ss
County of Westchester______)

Before me, a Notary Public in and for said County and State, personally appeared the above-named __Stuart Tanz__ in his or her capacity as __CEO__ of Retail Opportunity Investments Corp., who acknowledged that he did sign the foregoing instrument and that the same is the free act and deed of said entity.

In testimony whereof, I have hereunto set my hand and official seal at __Purchase__, __NY__, this __4th__ day of __January__, 2010.

__/s/ Steven V. Krauss__
Notary Public of __State of New York__

State of Washington                    )
                                                         )  ss
County of King                              )

I certify that I know or have satisfactory evidence that __Richard S. Pasko______________ is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as a _managing partner__ of Meridian Valley Properties, L.L.C., to be the free and voluntary act of such company for the uses and purposes mentioned in the instrument.

DATED this __2__ day of __January__________ 2010.

/s/ Mark T. Thorne
NOTARY PUBLIC in and for the State of
Washington.
My appointment expires 02-09-2012.

© 1997 Commercial Association of REALTORS® Portland/Vancouver (Rev. 9/97)
PURCHASE AND SALE AGREEMENT AND RECEIPT OF EARNEST MONEY (WASHINGTON)